ABERDEEN EMERGING MARKETS SMALLER COMPANY OPPORTUNITIES FUND, INC. (formerly, Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc.)

Registration No. 811-08076
FORM N-SAR
Semi-Annual Period Ended April 30, 2013

SUB-ITEM 77C: Matters submitted to a vote of security holders

The response to question 77C regarding Matters submitted to a vote of security holders is hereby incorporated by reference to the Definitive 14A Proxy Statement as filed with the Securities and Exchange Commission on January 14, 2013 (SEC Accession No. 0001104659-13-002324).